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                                                                     Exhibit 5.1


                                August 29, 2001



EarthWatch Incorporated
1900 Pike Road
Longmont, Colorado 80501

Ladies and Gentlemen:

     We have acted as special counsel to EarthWatch Incorporated, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1, Registration No. 333-65014 (the "Registration Statement"), relating to the registration of $19.5 million aggregate principal amount at maturity of the Company's 13% Senior Discount Notes due 2007 (the "Notes"), which have been issued under the Indenture, dated as of July 12, 1999, as supplemented April 16, 2001 (the "Indenture"), among the Company and The Bank of New York, as Trustee thereunder (the "Trustee"). Except as otherwise specified, terms used herein shall have the same meanings as are ascribed to such terms in the Indenture.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; (iv) the Indenture; (v) the form of the Notes; and (vi) resolutions of the Boards of Directors of the Company relating to, among other things, the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Notes have been duly and validly authorized and issued by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by
(x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in
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EarthWatch Incorporated
August 29, 2001

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effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     It is understood that this opinion is to be used only in connection with the offer and sale of the Notes while the Registration Statement is in effect.

     The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the resale of the Notes.

     We hereby consent to the reference to our firm under the heading "Legal matters" in the prospectus included in the Registration Statement and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                              Very truly yours,


                                             /s/ BAKER AND MCKENZIE

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